Exhibit 99.1

Amro Albanna (00:04):

Very good. Let’s get started. Thank you for joining. This is, again, our Aditxt weekly update. This is our way of sharing updates with our stakeholders and current stakeholders.

(00:16):

And with that, I’m going to go ahead and ask Shahrokh to just do a quick intro as our chief innovation Officer. So Shahrokh, why don’t you go ahead and please get us started?

Dr. Shahrokh Shabahang (00:26):

Good morning, and thank you for joining this call. As my name denotes, I’m Chief Innovation Officer, and my role in Aditxt is to really identify innovations that are out there and see how they might fit with our various subsidiaries.

(00:45):

I have a very good team of people who work with me, including an innovation group in Mountain View that works on our own technologies and also a strong team that works on the IP side to evaluate what technologies are out there and what we might be going after to strengthen the position of our subsidiaries.

Amro Albanna (01:14):

Wonderful. Thank you, Shahrokh. And we’ll touch on the role that Shahrokh and his team played as far as bringing the Adductomics platform into Pearsanta, and I will always go back and highlight the business model of Aditxt and put it in context as far as what Pearsanta is, what Aditxt is, and how we work with our various subsidiaries.

(01:34):

So that said, Chris, you’ve been here with me before. You’ve joined me before. You talked about Pearsanta, I believe, a couple of weeks ago. It was very well-received. Obviously, there is lots going on with Pearsanta as far as innovations, commercializations, IPO. But as we discussed, you just newcomers, they never heard from me before, so why don’t you go ahead and get yourself introduced?

Chris Mitton (01:59):

Sure, sure. Thanks, Amro. Really glad to be here again. It’s certainly an exciting time for Pearsanta, and there absolutely is a lot going on for Pearsanta and the whole Aditxt ecosystem. Thrilled to be at the helm.

(02:13):

Previously, I was with MDNA Life Sciences for about eight years, developing a novel liquid biopsy platform that focuses on the mitochondrial DNA and disease-specific biomarkers in the mitochondrial DNA for the early detection of disease. That platform was acquired by Pearsanta earlier in 2024, and we are currently developing various tests and developing a pipeline out of our Richmond CLIA/CAP certified lab for global launch, for tests for endometriosis, prostate cancer, lung cancer, ovarian cancer, and the list goes on. That’s really only the beginning of this true platform to enable early detection and deliver actionable information to patients and clinicians for intervention earlier when treatments can be more effective.

(03:04):

So again, always thrilled to be here and to talk about what we’re doing. Excited about today. We’re going to be digging into a new technology we just acquired, and thanks to Shahrokh for identifying this. He was one of the first to identify this technology and bring it to the Aditxt family. And Shahrokh’s vision and scientific instincts were really key in helping us discover this, and we believe that his platform is truly a promising platform for furthering our mission in early detection and prevention, so certainly excited to talk more about that today.

Amro Albanna (03:40):

Wonderful. Thanks, Chris. And Roger, thanks for joining us. Like I mentioned, you’re the star of the show today.

(03:46):

We did announce the acquisition of the Adductomics platform, and we positioned it, as you know, as far as potentially, and the opportunity where we can get to the point where we can potentially prevent cancer by understanding the leading causes towards cancer, and we truly appreciate you joining us. So Roger, why don’t I turn it over to you for an intro?

Dr. Roger Giese (04:11):

Yeah. Thanks, Amro. It’s a real pleasure to join this group, and we’ll be a group within Pearsanta. And the idea is primary prevention of cancer. If you detect cancer early, getting a cure is much more likely. That’s very important. But in primary prevention, you prevent cancer before it even gets started. You sort of go upstream in the process, and nothing beats primary prevention for cancer. You catch it at a risk stage.

(04:46):

And we do that by assessing DNA, so we have that shared in common with Chris, and this is assessing for exposure to carcinogens. And as you may have heard, cancer has been increasing for ages under 50, and it’s not clear exactly why that’s going on with all of the prevention programs and everything. That’s really frustrating the cancer community, and so we have an important technology to really sort that out and to potentially have a big impact on the field.

(05:22):

It’s interesting. The idea is old, but the technology to accomplish it has never emerged in spite of much effort, and we finally figured out a way to set up that assay.

Amro Albanna (05:35):

Wonderful, Roger, and welcome to the family. We truly appreciate you. And joining us, we are obviously a small company, but you’ve seen the vision, you’ve seen Pearsanta, you met with the team, you’ve been working with the team now for, I don’t know, almost a year really until we got to this point, so welcome, and this is pretty exciting.

(05:56):

Before we kind of get into the conversation some more, I see a lot of Shahrokhs on the screen, so maybe I think this is probably meant for guests to join. It’s not an issue, but if you can switch back to guests, that would be great, so that way our screens look a little bigger, and that Shahrokh did that intentionally so we can see his name all over. All right.

(06:21):

So before we dig in more, it’s really important, especially for our guests to understand the relationship between Aditxt and Pearsanta and our business model overall. So Aditxt is a platform where we identify companies and potential assets or innovations that are well-positioned to capture an opportunity where we can address some of the most pressing health challenges: autoimmunity, cancer, neurological disorders, infectious diseases, women’s health, so on and so forth.

(06:56):

And our business model is to acquire a company, bring it in-house, support it for growth, position it for global growth, and from there, we look at a launch or a launching event as an IPO, an acquisition, partnering with a bigger partner. That’s really our business model.

(07:14):

And with Pearsanta as a subsidiary, the focus is on early disease detection, leading with cancer detection, and that’s what Pearsanta is. It is our subsidiary, and it started by acquiring an asset few years ago, and we continued building the company. And you see where Pearsanta is at today, and now Chris is at the helm leading Pearsanta moving forward.

(07:39):

So to summarize the vision and mission of Pearsanta, early disease detection is key. That is an obvious statement. And cancer, I would always say that the best treatment for cancer is not to get it in the first place, and the second-best treatment for cancer is to catch it early. Chris, is that a fair statement, and is that how you’re moving forward with Pearsanta? And what are you doing right now to make that statement a reality for all stakeholders?

Chris Mitton (08:09):

That’s absolutely a fair statement, Amro. 100% correct. At Pearsanta, our mission is to shift the diagnostic timeline forward to detect disease earlier when treatments and interventions can be more effective.

(08:23):

This latest acquisition fits squarely into that strategy for us. It fully complements the Mitomic platform, which focuses on the mitochondrial DNA, and this new technology from Roger really adds another layer of insight at the molecular level. Together, this gives us a powerful multidimensional view of disease at its earliest stages and the earliest signals of disease.

(08:53):

So we’re already working on incorporating this platform into our development roadmap. We’re mapping that out, starting with, as you mentioned, the high-impact use cases in cancer. That is our focus. That’s where we think we can have the most impact sooner.

(09:09):

The academic validation is strong for this technology, and our next step is to translate that into clinically actionable tools, working hand-in-hand with Roger, Shahrokh, the Aditxt team, and the Pearsanta team to accelerate the development, validation, and commercialization of these new tests to lead not only early detection, but as we indicated, the ability to intervene even earlier and enable prevention.

Amro Albanna (09:36):

Great. So just to make sure that at least our audience understands it, we’re starting with the mitochondrial platform for early detection, and that is on path for commercialization second half of this year, starting with prostate cancer. That’s the case.

(09:57):

Adductomics, it’s certainly not commercial-ready, but the potential for the platform after development, validation, we can’t obviously guarantee the results, but the goal here is to really begin to look at Adductomics and adducts on the DNA side where we could potentially begin to see leading causes for cancer or where someone is moving towards developing cancer. Is that, Chris? And then we can take it from there. Chris, does that frame the product roadmap accurately?

Chris Mitton (10:33):

That’s correct. Our lead products are in cancer using the mitochondrial DNA biomarkers. First test in cancer will be the prostate cancer test. Longer-term, we are developing this Adductomics technology, working hand in hand with Roger. He can certainly do it more justice, but this science detects harmful chemical modifications to the DNA caused by carcinogens, harmful substances, and environmental factors, and will allow us to get early, early clinical signs of DNA damage caused by disease and allow us to intervene even earlier.

(11:13):

So again, fitting squarely into our overall strategy for early detection and prevention, and we’re just so excited to fold this new technology into our portfolio and strengthen our position in terms of near-term launches in early detection in cancer this year, and a full pipeline of tests in ’26 and 2027 moving forward.

Amro Albanna (11:36):

Great. So Shahrokh, we identify companies, we’re bringing them in-house as part of the Aditxt group of companies, Pearsanta’s mission, really as far as early disease detection, starting with cancer detection, early detection of cancer, and really the vision of looking at factors that will let us know that someone is unfortunately moving towards developing cancer. So before even developing cancer, that’s really the vision of Pearsanta.

(12:09):

You, as the chief innovation officer of Aditxt, you are looking at innovations and products to really support the building process of each subsidiary. Why don’t you just kind of touch on Adductomics, what you saw, and how that thinking process went as far as Pearsanta and the platform are concerned?

Dr. Shahrokh Shabahang (12:32):

It really starts with the premise that predisposition or risk assessment for development of diseases like cancer is not just based on inherited factors or our genetic makeup. In other words, there is a lot that happens to our blueprint once we inherit it, impacted by environmental factors, all the things that go around us.

(13:02):

If we go based on that premise, and then really focus on our interest to truly adopt precision health, then we have to have ways to measure those dynamic changes, and that’s where these technologies come in. So whether we’re looking at changes to mitochondrial DNA or factors that impact our blueprint, our DNA, then if we can measure those dynamic changes, that information can provide actionable things that we can do as individuals. We can really become more engaged in managing our health by having access to that information.

(13:50):

And really, as much as it is important to have security for this data, having this information at hand is really critical, and what really interested me about this technology is that we have now a potential to evaluate dynamic changes that happen over time, and this provides an opportunity to evaluate and monitor those changes over time, and not just looking at it in one static time.

Amro Albanna (14:28):

Great. Roger, why don’t you share with us a little bit of the background as far as how many years you’ve been working on this research, kind of what led you to this research, and what you see as a roadmap to commercializing this platform over the next two to three years?

Dr. Roger Giese (14:44):

Yeah. We’ve been working in this field of DNA Adductomics for a number of years, and what this DNA in Adductomics means is that you have a panoramic report of the sort of dirt or contamination on your DNA, and then that can go on to mutations, and mutations are at the heart of all cancer. That’s where cancer really has this DNA damage that makes the cells grow like crazy and become a cancer.

(15:21):

So actually, in 1981, a cancer epidemiologist at Columbia University, Bernard Weinstein, said, “You know what we need? We really need this panoramic test for this dirt on people’s DNA that can lead to cancer.” And hundreds of scientists and thousands of publications since then, and lots of progress, but this test has never emerged, and so we’ve been working in this area for a number of years and finally realized how to put this test together. And so the IP is strong, the test is designed, some of it has been accomplished, and so we want to build the rest of the test and apply it.

(16:15):

And the anticipated interest in that test is enormous, I would say. It should be enormous interest where people can say, “Okay, yeah. I really want to.” I mean, there’s no cancer therapy that’s not miserable. And with all the wonderful advances, still, it’s a disease that one clearly wants to avoid, so yeah.

(16:43):

So we see this test having a variety of entries. There’ll be population studies, there’ll be individuals. For example, many consumers have a healthy lifestyle. And right now, if they want to know how clean their DNA is, any general sense, forget it. There’s no place in the world we can get that information, so it’s a real novel opportunity.

Amro Albanna (17:13):

Absolutely. I mean, absolutely, Roger. I mean, look, who wants to hear the word cancer? Who does? And when we’re talking about the size of the challenge, frankly, you don’t need spreadsheets, you don’t need statistics. The word cancer is enough for anyone to realize the potential of what we’re working on.

(17:35):

And frankly, from early detection to ultimately prevention, that would be the goal and that would be the key. Why did you choose to work with us, Roger, instead of just doing it yourself or partnering with someone else?

Dr. Roger Giese (17:51):

Oh. Well, I like the team right off the bat. I mean, initially, when I talked to Shahrokh, and we really hit it off, it was like a friend very, very shortly. And then I looked into the mission of Aditxt, and really impressed by that, and then Pearsanta came up in their focus on DNA, and so it was sort of the right place at the right time, and I was just really excited about joining this group.

Amro Albanna (18:22):

Well, that’s mutual. That’s for sure.

Chris Mitton (18:24):

Absolutely.

Amro Albanna (18:25):

So to our audience, we are a small company. Things cannot be done with no financial resources or human resources or innovations or people. And we are a small company, and things of that nature require financing. We have been extremely resourceful as we push forward with the various innovations that we have, including Adimune and autoimmunity, so Pearsanta and its IPO, it is an important piece of that equation to address the financial resources that are required.

(19:02):

And with the goal of minimizing the dilution on Aditxt and the burden on Aditxt, we announced that Pearsanta is working on an IPO, an initial public offering, that is to really raise the capital resources that we need to advance the mission of Pearsanta, as you heard from Chris and Roger and Shahrokh, and that is going to be a requirement to reach the goals that we have for Pearsanta.

(19:29):

So right now, Chris, why don’t you just give us, obviously whatever is publicly available that we can share as far as the IPO, what we’re working on, audit, process, and I will throw it in there as far as exploring other mechanisms of raising capital potentially, and I will say potentially, something like [inaudible 00:19:49] and other mechanisms to see how we can raise the capital at the Pearsanta level instead of all of it from the Aditxt level.

Chris Mitton (20:01):

Yeah, sure. As you mentioned, and as we’ve announced recently, we are pursuing an IPO later this year. The team is working very hard on that. The benefit we have really as a subsidiary is the support of all of the expertise, the resources, and the infrastructure that the Aditxt team and platform provides, so we are truly public-ready. Aditxt is undergoing a year-end audit. The auditors will be auditing standalone financials for Pearsanta, so we can incorporate that into our filing, so we are on track and certainly benefit greatly from the support and the resources Aditxt is providing.

(20:48):

The IPO is a key milestone for us, truly an inflection point. It gives us access and will give us access to the capital markets and to the fuel we need to really accelerate development. In the meantime, we have financial support and funds flowing in from Aditxt to continue clinical validations that are in process and current operations.

(21:16):

And so later this year, the IPO will really give us the additional fuel we need to launch our tests, fully commercialize our platform, and continue to accelerate development across both the mitomic technology and the Adductomics [inaudible 00:21:33] and expand our reach globally as we expand access to these life-changing tests and really get this novel, groundbreaking technology out to the world.

(21:45):

Not just limited to the US markets, but we’re putting the pieces in place for real global distribution. We have a number of partners we’re currently in dialogue with covering over 46 countries outside the US, and so we’re in the process of working through signing up those distributors and business partners so we can truly make this technology accessible worldwide.

Amro Albanna (22:12):

Great. Roger, maybe one final point, and I’m going to touch on 23andMe. It’s been on the news, everybody’s been hearing about 23andMe. And frankly, it’s not just a bankruptcy process. It involves many factors including consumer privacy issues and many other issues.

(22:31):

And to be fair, you never know what’s going on in totality, that’s just reality, but we can’t really ignore the fact that the market has been challenging for many, many, many companies that can deliver on a big promise. That’s reality. And I wouldn’t say that’s the only reason of course, but the market has not been kind to growth-stage companies.

(22:58):

That said, Roger, I know that you have certain views as far as 23andMe or similar services as far as ancestor services and some of the work that you’ve been doing. If you don’t mind, maybe you can touch on that a little bit?

Dr. Roger Giese (23:11):

Sure. Well, that’s interesting. Yeah, okay. 23andMe also test DNA, and so in that sense, we’re in the same testing world. But 23andMe collects genetic information about people. Now, obviously, their focus is ancestry and also looking for risk of disease.

(23:34):

But we don’t collect genetic information, we don’t collect DNA sequence information, so there’s no information that we collect that can in any way identify a person. And it’s like a cholesterol test. Does a cholesterol test identify you as a person in any which way? The answer is no. We’re collecting damage to DNA, and so there’s a real major contrast there.

(24:05):

And then 23andMe had the challenge of revising data and interpretations. That’s discouraged people. And it’s a one-time test of people. Once you have your DNA sequenced, it’s a one-time test and it’s done. With this DNA Adductomics testing, there will be multiple testing that will take place.

(24:29):

For example, you learn you have some exposure, and so you modify your environment in the broadest sense, your lifestyle, and then you check again, and indeed your DNA is cleaner, and you have that follow-up test. And we anticipate that this will be a test every year at a doctor’s exam, for example. And then as we said, there will be people who will really want to monitor things more carefully and closely than that, but we’re not a 23andMe in any sense of the term.

Amro Albanna (25:05):

Well, it’s interesting you use the word monitoring. Monitoring is an ongoing activity, and it is dynamic versus static information, where your ancestry is a one-time piece of information, but the dynamical status and monitoring is key in this situation. Shahrokh, any words that you want to add to this or anything else?

Dr. Shahrokh Shabahang (25:27):

Just on that piece, I think there’s so much information being thrown at the public as far as what you should do, what supplements you should take, what lifestyle changes you should make.

(25:40):

And having an ability to evaluate what those changes or what changes occur as a result of these various factors that you’re exposing yourself to probably eliminates some of the confusion and may also provide some incentive for people to really pursue these avenues to maintain a healthy life, which again, goes back to prevention of disease.

Amro Albanna (26:12):

Wonderful. Okay. With that, I thank you, Chris, again for joining me. Roger, Shahrokh, we do have another weekly update by definition next Friday. We will provide an update after our [inaudible 00:26:29] case filed, and we will provide some business updates as far as Adimune, Pearsanta, Adivir, which is still static at this stage. And the other acquisitions, the two pending acquisitions, we will provide status next week. So thank you again for those who joined us, and we will talk and we’ll see each other next week.

Dr. Roger Giese (26:54):

Thank you.

Chris Mitton (26:54):

Thank you.